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                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made this 20th day of April, 2000, by and between COLLEGE FOUNDATION PLANNERS, INC (CFPI)., a California corporation ("Company"), and CONNIE COOPER ("Employee").

                                  INTRODUCTION

         Pursuant to an Agreement to Acquire CFPI by College Bound Student Alliance, Inc., (the "Stock Purchase Agreement"), dated April 20, 2000 and effective as of April 20, 2000, by and between College Bound Student Alliance, Inc., a Colorado corporation and its designees ("CBSA"), and Employee, CBSA is acquiring the shares of Employee in the Company. Employee has been a key employee of the Company. In connection with the closing of the Stock Purchase Agreement, the Company desires that Employee enter into this Agreement to provide assistance to the Company following the closing of the Stock Purchase Agreement. To satisfy such condition of the Stock Purchase Agreement, and in return for the consideration stated herein, Employee is willing to enter into this Agreement.

                                    AGREEMENT

         In consideration of the promises and mutual covenants contained herein the parties agree as follows:

         1. EMPLOYMENT. For a three (3) year period as of the complete execution of this Agreement (the "Effective Date"), and subject to annual renewal thereafter by mutual agreement of the parties, Employee shall be employed as the Chief Operating Officer ("COO") of Company. Employee will make herself available to provide such services to the Company for at least five days each week, said activities primarily to be allocated between CBSA's national and CFPI's COO activities during the first (1st) year of the term of this Agreement in accordance with paragraph 6(e) of the Stock Purchase Agreement. Employee will also be Executive Vice President of CBSA and a member of the Management Committee of CBSA. Company agrees to search for an executive to replace Employee's COO responsibilities within one (1) year of the Effective Date, and during such period Employee shall gradually reduce such COO responsibilities while simultaneously increasing responsibilities for CBSA product development, marketing strategies, and speaking engagements. Employee will devote her reasonable best efforts to the provision of services hereunder to the Company. The services which Employee will perform may be scheduled by the parties on a mutually convenient basis, with each party to make reasonable efforts to accommodate the other's reasonable requests.

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         2. FEE AND BENEFITS.

                  (a) EMPLOYEE'S SALARY. Payment for the above services shall begin to accrue on March 1, 2001 and shall be Four Thousand Five Hundred Dollars ($4,500.00) salary per month, payable semi-monthly in arrears.


                  (b) BONUS. Employee shall also be entitled to a bonus equal to fifty percent (50%) of Company's annual pre-tax cash flow ("Cash Flow") as determined in accordance with Exhibit I as to Cash Flow from Fifty Thousand Dollars ($50,000.00) to One Hundred Fifty Thousand Dollars ($150,000.00) and a bonus equal to twenty-five percent (25%) of Cash Flow over One Hundred Fifty Thousand Dollars ($150,000.00) up to Three Hundred Thousand Dollars ($300,000.00), payable to Employee within ninety (90) days of the end of each fiscal year of Company during the term of this Agreement; provided, that said Bonus shall only be payable to Employee if Cash Flow exceeds Fifty Thousand Dollars ($50,000.00) for the prior fiscal year, and provided further that Employee shall not be entitled to any such bonus based on any Cash Flow in excess of Three Hundred Thousand Dollars ($300,000) for the said prior fiscal year.

                  (c) EXPENSES. Company agrees that Employee shall be entitled to reimbursement for traveling, entertainment, and other expenses reasonably incurred by Employee in the performance of her employment obligations and responsibilities, inclusive of payments by Company of Employee's automobile lease at $380.00 per month, plus reasonably related automobile expenses. Company's liability in this regard shall otherwise be limited by the terms and conditions of Company policy in effect on the date that the expense is incurred.

         3. TERMINATION. This Agreement may be terminated by Company for cause, at any time, effective upon written notice to Employee. The term "cause" shall mean only one of the following: (a) Employee has materially breached this Agreement, which breach remains uncured to the reasonable satisfaction of the Board of Directors of Company for thirty (30) days after Employee receives written notice thereof from the Board of Directors; (b) Employee has committed willful misconduct or any willful violation of law in the performance of Employee's duties to Company; (c) Employee has willfully failed to follow reasonable, lawful, and explicit instructions of the Board of Directors of Company concerning the operations or business of Company; (d) Employee has been convicted of a felony deemed by Company to be adverse to its business or reputation; (e) Employee has willfully misappropriated funds or property of Company; (f) Employee has willfully obtained a personal profit from any transaction which constitutes a corporate opportunity of Company or of CBSA, unless the transaction was approved in writing by Company's Board of Directors after full disclosure of all details relating to such transaction, or (g) Employee has directly or indirectly caused a breach of the confidentiality or non-compete provisions.


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         4. VOLUNTARY TERMINATION. In the event Employee elects to voluntarily terminate her employment pursuant to notice as provided in Paragraph 5 hereof, Company shall pay Employee her prorated compensation to the date of termination. Upon payment by Company of such prorated compensation, Company shall be relieved of all further obligations to Employee under this Agreement. In such event, Employee will be bound by the provisions of Paragraphs 6 and 7 hereof.

         5. NOTICE PERIOD. Employee and Company understand and agree that should Employee terminate employment she will give Company thirty (30) days' advance written notice (the "Notice Period"). Company may pay Employee for the Notice Period in lieu of active employment during the Notice Period.

         5.1 Company agrees to continue in effect during the Notice Period the compensation and benefits to which Employee may be entitled under Paragraph 2 of this Agreement.

         5.2 Employee agrees that during the Notice Period, she will cooperate fully with Company in all matters relating to the winding up of any pending work and the orderly transfer to other Company employees of accounts and matters for which she has most recently been responsible.

         5.3 Employee agrees that, prior to the expiration of the Notice Period, she will return to Company all lists of prospects, candidates and other matters compiled by Company's management and research staff, or by Employee while employed by Company, and all business records and materials related thereto, whether in tangible form, or on computer hard disks, diskettes, on tape drives or any electronic media, computer literature, correspondence, notes, memoranda, reports, summaries, manuals, proposals, contracts and other documents of any kind which relate in any way to the business of Company, including specifically all materials which comprise or refer to Company's Confidential Information. Employee will not retain any copy, facsimile or note intended to memorialize any such data. Employee further understands and agrees that Company's Confidential Information and trade secrets, remains the sole and exclusive property of Company and subject to the terms of this Agreement.

         5.4 Employee understands and agrees that, at or about the expiration of the Notice Period, Company may convene an exit interview to review the status of accounts and matters for which Employee has most recently been responsible; ensure that Employee has fully obtained her entitlements under this Agreement; and/or confirm that Employee clearly understands the nature and scope of her post-employment obligations.

         6. CONFIDENTIALITY.

                  (a) Employee recognizes that by virtue of her employment by Company she will be afforded numerous and extensive resources to assist her in the solicitation, development, production, and servicing of business clients. Employee understands and agrees that all efforts


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that she expends and programs and strategies she develops in this regard shall be for the permanent and exclusive benefit of Company, that Company shall secure and retain indefinitely the proprietary interest in all such business clients, and that Employee will not undertake any action which could in any way disturb Company's relationship with said business clients or Company accounts.

                  (b) Employee further recognizes that by virtue of her relationship to Company she will be granted otherwise prohibited access to confidential, proprietary information, and data of Company which is not known either to its competitors or within the collegiate student business and related financial planning business generally and which has independent economic value to Company and to CBSA. This information includes trade secrets, and also includes, but is not limited to: the whole or any portion or phase of any technical information, process, procedure, formula, improvement, confidential business or financial information, business plan, listing of names, addresses, or telephone numbers, or other information relating to Company's business which is secret and of value, including, but not limited to, data relating to Company's unique marketing and servicing programs, procedures and techniques; business, management and personnel strategies; the criteria and formulae used by Company in pricing its product; lists of prospects, candidates, and other matters compiled by Company's management and research staff; the identity, addresses, telephone numbers, authority and responsibilities of key contacts at Company accounts, including, but not limited to, high schools and colleges; details concerning the academic, athletic and personal backgrounds of student-athlete collegiate scholarship candidates, including attributes of the scholarship candidates; commission rates of Company personnel; and other data showing the particularized requirements and preferences of clients and Company accounts, including, but not limited to, high schools and colleges. Employee recognizes that this Confidential Information constitutes a valuable property of Company and of CBSA, developed over a long period of time and at substantial expense. Accordingly, Employee agrees that she will not, at any time during her Employment relationship with the Company or for a period of five (5) years after the termination of her Employment relationship, divulge such Confidential Information or make use of such Confidential Information for her own purposes or the purposes of another.

         7. NON-COMPETE. Employee recognizes Company's legitimate interest in protecting, during and for a reasonable period of time following the termination of Employee's employment, those Company accounts and business contacts with which Employee will be associated during her employment and acquired by Company pursuant to the Stock Purchase Agreement. Accordingly, Employee understands and agrees that while employed by Company and for a period of five (5) years following termination of her employment she will not compete with the business of the Company or solicit the customers of the Company. The geographic limitation within which the Employee shall not compete includes any states in which Company conducts its business as of the date of the termination of Employee's employment with the Company. Notwithstanding this location limitation, Employee will not, during the non-competition period, solicit or perform work for any of Company's existing customers or clients as of the date of termination of Employee's employment, regardless of the location from which such work is


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performed. If the geographic limitation set forth herein is deemed to be unreasonable, Employee agrees to abide by the maximum geographic limitation decided by a court of competent jurisdiction.

         8. BREACH OF AGREEMENT. Employee and Company understand and agree that any breach or evasion of any term of this Agreement will potentially give rise to actions for breach of contract or tort, which may be brought in any court of competent jurisdiction. Employee recognizes that the rights and privileges granted to her by this Agreement, her services and her corresponding covenants to Company, are of a special, unique and extraordinary character, the loss of which cannot reasonably or adequately be solely compensated for in damages in any action at law or through the offset or withholding of any monies to which she otherwise might be entitled from Company. Accordingly, Employee understands and agrees that Company shall also be entitled to equitable relief, including a temporary restraining order and preliminary and permanent injunctive relief, to prevent a breach of this Agreement. The remedies available to Company under this Agreement are cumulative. Company may, in its sole discretion, elect to pursue all or any of such remedies. Such remedies are in addition to any given by law or equity and may be enforced successively or concurrently.

         8.1 The parties mutually acknowledge and agree that in the event that CBSA fails to perform the terms and conditions of the Stock Purchase Agreement and/or payment on the related purchase consideration Promissory Notes attached to the Stock Purchase Agreement for the current combined principal sum of $241,540.63, that then Paragraphs 5, 6, and 7 of this Agreement shall be deemed null and void and, Employee shall be free to pursue competitive business activities.

         9. SUCCESSORS OR ASSIGNS. This Agreement will be binding upon and benefit the parties hereto and their assigns, executors, heirs or successors, provided, that, the Employee will not assign any obligation hereunder without the Company's prior written consent which consent may be withheld for any reason.

         10. AMENDMENT, MODIFICATION OR WAIVER. No amendment, modification or waiver of any condition, provisions, or terms of this Agreement will be valid or of any effect unless made in writing and signed by the party or parties to this Agreement. Any waiver by any party of any defaults of the other party will not affect or impair any rights arising from any subsequent default.

         11. SEVERABLE CONDITIONS. Each provision of this Agreement is intended to be severable. If any provision hereof is illegal or invalid for any reason, such illegality or invalidity will not affect the remainder of this Agreement.

         12. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties respecting the transaction contemplated hereby and supersedes all prior agreements and understandings between the parties respecting the subject matter of this Agreement.


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         13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         14. ATTORNEYS' FEES. The substantially prevailing party in any litigation or arbitration action enforcing this Agreement shall be entitled to reimbursement of all attorneys' fees and court costs and at trial and appellate levels.

         15. CAPTIONS. The captions in this Agreement are included for purposes of reference only and are not part of the text of this Agreement.

         16. COUNTERPARTS. This agreement may be executed in several counterparts all of which shall constitute one and the same Agreement.

         EXECUTED as of the date first above written.


WITNESSES:                               COLLEGE FINANCIAL PLANNERS, INC.,
                                         a California corporation

/s/ Emma K. Hunt                         By: /s/ Constance J. Cooper
------------------------------              ------------------------------
                                                 Constance J. Cooper
[ILLEGIBLE]                              Title:  President
------------------------------
                                                 (CORPORATE SEAL)


                                         EMPLOYEE:

/s/ Emma K. Hunt
------------------------------           By: /s/ Constance J. Cooper
                                            ------------------------------
                                                 Constance J. Cooper
[ILLEGIBLE]
------------------------------


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                        ACQUISITION OF CFPI BY CBSA, INC.
                                 April 20, 2000
                   Exhibit 1 - Definition of Pre-Tax Cash Flow

                             ----------------------


Pre-tax cash flow pursuant to paragraph 2(b) of Employment Agreement is defined as follows:

Revenues received in cash from sales of CFPI products, less:

         1.       Expenses paid or payable relating to above revenues

         2.       Monthly payments on $60,000 loan by Officer, Employee

         3. Monthly payments for three outstanding notes and bank credit line

         4.       Lease payments on equipment and auto financings

         5.       Depreciation on depreciable assets currently in place, if any

         6.       Depreciation on new depreciable assets put in place


Expenditures excluded from pre-tax cash flow:

         1. Remaining principal note balances on three outstanding notes paid pursuant to section 2(b) of the Agreement to Acquire

         2.       Capital expenditures


Notes:

If during the bonus period described in paragraph 2(b) of the Employment Agreement CBSA wishes to make unusual, non-recurring expenditures of over $5,000, such expenditures require the approval of C. Cooper in order to be included in the determination of cash flow.